EXHIBIT 32.1

REAL MEX RESTAURANTS, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Real Mex Restaurants, Inc (the “Company”) on Form 10-Q for the fiscal quarter ended September 25, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick F. Wolfe, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 8, 2005

By:	/s/ FREDERICK F. WOLFE
Frederick F. Wolfe
President and Chief Executive Officer